UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): March 19, 2003



                                 USA INTERACTIVE
               (Exact name of Registrant as specified in charter)



         Delaware                     0-20570                  59-2712887
(State or other jurisdiction     (Commission File            (IRS Employer
of incorporation)                     Number)                Identification No.)



                    152 West 57th Street, New York, NY           10019
                 (Address of principal executive offices)      (Zip Code)

               Registrant's telephone number, including area code:
                                 (212) 314-7300



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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

          On March 19, 2003, USA Interactive, a Delaware corporation (the "Company"), issued a joint press release with Expedia, Inc., a Washington corporation ("Expedia") announcing that the Company had entered into an Agreement and Plan of Merger, dated as of March 18, 2003 (the "Merger Agreement"), by and among the Company, Equinox Merger Corp., a Washington corporation and wholly owned subsidiary of the Company, and Expedia. Copies of the Merger Agreement, the joint press release issued by the Company and Expedia and a presentation delivered by the Company to investors on March 19, 2003 are attached as Exhibits 2.1, 99.1 and 99.2 hereto, respectively, and are incorporated herein by reference.

          Unrelated to the Expedia transaction, on March 19, 2003, Mr. Barry Diller announced he had resigned from his position as Chairman and CEO of Vivendi Universal Entertainment LLLP.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits.

     2.1 Agreement and Plan of Merger, dated as of March 18, 2003, by and among USA Interactive, Equinox Merger Corp. and Expedia.

     99.1 Joint Press Release issued by USA Interactive and Expedia.

     99.2 Investor Presentation, dated March 19, 2003.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         USA INTERACTIVE


                                         By: /s/ Julius Genachowski
                                            -----------------------------------
                                         Name:  Julius Genachowski
                                         Title: Executive Vice President,
                                                General Counsel and Secretary

         Date:  March 19, 2003


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                                  EXHIBIT INDEX

          EXHIBIT NO.     DESCRIPTION

          2.1 Agreement and Plan of Merger, dated as of March 18, 2003, by and among USA Interactive, Equinox Merger Corp. and Expedia.

          99.1      Joint Press Release issued by USA Interactive and Expedia.

          99.2      Investor Presentation, dated March 19, 2003.